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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated February 16, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of The Global Total Return Fund, Inc. (the "Fund"). We also consent to the reference to us under the heading "Independent Accountants" in the Prospectus and Proxy Statement constituting part of such N-14 Registration Statement. We also consent to the use of such report and to the reference to us under the heading "Investment Advisory and Other Services" in the Statement of Additional Information which constitutes part of Post-Effective
Amendment No. 5 to the registration statement on Form N-1A of the Fund
(the "N-1A Registration Statement"), which is included in the N-14
Registration Statement and the Prospectus and Proxy Statement constituting part of such N-14 Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus of such N-1A Registration Statement, which is included in the N-14 Registration Statement.

We also consent to the use of our report dated December 21, 1998, relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Report to Shareholders of Prudential Global Limited Maturity
Fund, Inc. (the "Global Limited Maturity Fund") which is included in the N-14 Registration Statement. We also consent to the use of such report and the reference to us under the heading "Investment Advisory and Other Services" included in the Statement of Additional Information which constitutes part of Post-Effective Amendment No. 15 to the registration statement on Form N-1A of the Global Limited Maturity Fund (the "Global Limited Maturity N-1A Registration Statement"), which is incorporated by reference in the Prospectus and Proxy Statement constituting part of the N-14 Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" included in the Prospectus which constitutes part of the Global Limited Maturity N-1A Registration Statement, which is incorporated by reference in the Prospectus and Proxy Statement constituting part of the N-14 Registration Statement.



PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY  10036
August 11, 1999